SECOND AMENDMENT TO INVESTMENT ADVISORY AGREEMENT
THIS SECOND AMENDMENT to the Investment Advisory Agreement is made as of the 20th day of November 2017, between Guggenheim Funds Trust, a Delaware statutory trust (the “Trust”), and Guggenheim Partners Investment Management, LLC, a Delaware limited liability company (the “Investment Adviser”).
WHEREAS, the Trust, on behalf of Guggenheim Total Return Bond Fund, a series of the Trust (the “Fund”), and other series of the Trust, and the Investment Adviser are parties to an Investment Advisory Agreement made as of January 27, 2014 (the “Agreement”); and
WHEREAS, Schedule I to the Agreement was amended effective January 30, 2017 (the “First Amendment”) to introduce breakpoints in the advisory fee schedule for the Fund and certain other series; and
WHEREAS, the parties hereby wish to amend Schedule I to the Agreement to reduce the advisory fee for the Fund.
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, it is agreed between the parties hereto as follows:

1.	The compensation payable by the Fund to the Investment Adviser as set forth on Schedule I to the Agreement is revised effective as of November 20, 2017 to provide as follows:

Fund	Advisory Fee
Guggenheim Total Return Bond Fund	0.39%

2.
The advisory fee breakpoint introduced by the First Amendment for the Fund is hereby terminated. For the avoidance of doubt, the breakpoints applicable to other series as set forth in Schedule I to the Agreement are not changed by this Second Amendment.

3.	Except as otherwise set forth herein, the terms and conditions of the Agreement shall remain in full force and effect.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

GUGGENHEIM FUNDS TRUST		GUGGENHEIM PARTNERS INVESTMENT MANAGEMENT, LLC
By:		By:
Name:	Amy J. Lee	Name:	Kevin M. Robinson
Title:	Chief Executive Officer	Title:	Attorney-in-Fact

[Signature Page to Second Amendment to Investment Advisory Agreement]